As filed with the Securities and Exchange Commission on April 30, 1998
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   -----------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   -----------
                                D.R. HORTON, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                                        75-2386963
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)

       1901 Ascension Blvd.                                     76006
            Suite 100                                         (Zip Code)
         Arlington, Texas
 (Address of Principal Executive Offices)

          CONTINENTAL HOMES HOLDING CORP. 1988 STOCK INCENTIVE PLAN(1) CONTINENTAL HOMES HOLDING CORP. 1986 STOCK INCENTIVE PLAN(1)
                              (Full title of plans)

                                Charles N. Warren
                              Senior Vice President
                               and General Counsel
                         1901 Ascension Blvd., Suite 100
                             Arlington, Texas 76006
                     (Name and address of agent for service)

                                  817-856-8200
          (Telephone number, including area code, of agent for service)
                                   ----------

                                       CALCULATION OF REGISTRATION FEE
====================================  ===================  ==============  ==============  ============
                                                             Proposed         Proposed
                                                              Maximum          Maximum      Amount of
                                         Amount to be      Offering Price     Aggregate    Registration
Title of Securities to be Registered      Registered        Per Share (2)  Offering Price      Fee
                                                                                 (2)
------------------------------------  -------------------  --------------  --------------  ------------
Common Stock, $.01 par value            581,963 shares(3)  $2.89 to $9.50    $4,077,451     $1,203.00
====================================  ===================  ==============  ==============  ============

(1) The Continental Homes Holding Corp. ("Continental") 1988 Stock Incentive Plan and the Continental Homes Holding Corp. 1986 Stock Incentive Plan (as amended and restated, collectively, the "Plans") were originally sponsored by Continental. The outstanding options granted under the Plans were assumed by the Registrant as successor to Continental pursuant to the merger of Continental into and with the Registrant.

(2) Based on the prices at which the various outstanding options may be exercised, pursuant to Rule 457(h) under the Securities Act of 1933 (the "Act").

(3) Represents shares reserved for issuance pursuant to outstanding options granted under the Plans. Pursuant to Rule 416(a) under the Act, includes such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

                                        1

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

   The following documents are incorporated by reference, as of their respective dates, in this Registration Statement:

      (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the Securities and Exchange Commission (the "Commission') on December 8, 1997;

      (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, filed with the Commission on January 27, 1998;

      (c) the Registrant's Current Reports on Form 8-K (i) dated February 27, 1997 and filed with the Commission on March 13, 1997; (ii) dated December 19, 1997, filed with the Commission on December 24, 1997;
           (iii) dated April 14, 1998 and filed with the Commission on April 14, 1998; and (iv) dated April 20, 1998 and filed with the Commission on April 21, 1998; and

      (d) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A (file #1-14122), filed with the Commission on December 7, 1995, and amended on April 30, 1998.

   In addition,  all documents  subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.  Interests of Named Experts and Counsel

   Charles N. Warren, who has delivered to the Registrant a legal opinion regarding the validity of the shares of Common Stock registered pursuant to this Registration Statement for use in connection therewith, is Senior Vice President, General Counsel and an Assistant Secretary of the Registrant and holds stock options to acquire 200,000 shares of Common Stock at an exercise price of $9.50 per share.

Item 6.  Indemnification of Directors and Officers

   The Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the Registrant shall, to the full extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") or other applicable laws presently or hereafter in effect, indemnify each person who is or was or who has agreed to become a director or officer of the Registrant, or each such person who is or was serving or who had agreed to serve at the written request of the Board of Directors or an officer of the Registrant as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the Registrant (including the heirs, executors, administrators or estate of such person), and eliminates the personal liability of its directors to the full extent permitted by the DGCL or other applicable laws presently or hereafter in effect. The Registrant has entered into an indemnification agreement with each of its directors.

   Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

   Section 102(b)(7) of DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

   The Registrant also has obtained Directors and Officers Liability Insurance that provides insurance coverage for certain liabilities which may be incurred by the Registrant's directors and officers in their capacity as such.

Item 8.  Exhibits



     EXHIBIT                                  Exhibit
     NUMBER                                   -------
     -------
      4.1  -   Registrant's Amended  and  Restated Certificate of Incorporation,
                 as amended (1)
      4.2  -   Registrant's Amended and Restated Bylaws (2)
        5  -   Opinion  of  Charles N. Warren, Senior Vice President and General
                 Counsel of the Registrant
     23.1  -   Consent  of  Charles N. Warren, Senior Vice President and General
                 Counsel of the Registrant (See Exhibit 5)
     23.2  -   Consent of Ernst & Young LLP
     23.3  -   Consent  of  Whittington,  McLemore,  Land,  Davis  &  White
       24  -   Powers of Attorney(3)

----------
(1) Incorporated by reference from Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed with the Commission on November 22, 1995.

(2)      Incorporated  by  reference  from  Exhibit  3.1  to  the   Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 14, 1997.

(3)      See page S-2 of this Registration Statement.


Item 9.  Undertakings

         (a) The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To   include   any  prospectus  required  by
                                    Section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification by the Registrant for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWERS OF ATTORNEY

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on April 30, 1998.

                                          D.R. HORTON, INC.



                                          By:/s/ Donald R. Horton
                                             ---------------------
                                             Donald R. Horton
                                             Chairman of the Board and President

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald R. Horton, David J. Keller, and Richard Beckwitt together as a group, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                             Title                       Date
     ---------                             -----                       ----

 /s/ Donald R. Horton              Chairman of the Board          April 30, 1998
 ----------------------           and President (Principal
  Donald R. Horton                   Executive Officer)



 /s/ Richard Beckwitt                    Director                 April 30, 1998
 ----------------------
  Richard Beckwitt



 /s/ Richard I. Galland                  Director                 April 30, 1998
 ----------------------
  Richard I. Galland



 /s/ Richard L. Horton                   Director                 April 30, 1998
 ----------------------
   Richard L. Horton



 /s/ Terrill J. Horton                   Director                 April 30, 1998
 ---------------------
   Terrill J. Horton



 /s/ David J. Keller            Treasurer, Chief Financial        April 30, 1998
 ---------------------             Officer and Director
   David J. Keller              (Principal Accounting and
                                    Financial Officer)


 /s/ Francine I. Neff                    Director                 April 30, 1998
 ----------------------
   Francine I. Neff



 /s/ Scott J. Stone                      Director                 April 30, 1998
----------------------
   Scott J. Stone



 /s/ Donald J. Tomnitz                   Director                 April 30, 1998
 ----------------------
   Donald J. Tomnitz



                                         Director                 April   , 1998
 ----------------------
   Bradley S. Anderson



                                         Director                 April   , 1998
 ----------------------
    W. Thomas Hickcox

                                  EXHIBIT INDEX



     EXHIBIT                                  Exhibit
     NUMBER                                   -------
     -------
      4.1  -   Registrant's Amended  and  Restated Certificate of Incorporation,
                 as amended (1)
      4.2  -   Registrant's Amended and Restated Bylaws (2)
        5  -   Opinion  of  Charles N. Warren, Senior Vice President and General
                 Counsel of the Registrant
     23.1  -   Consent  of  Charles N. Warren, Senior Vice President and General
                 Counsel of the Registrant (See Exhibit 5)
     23.2  -   Consent of Ernst & Young LLP
     23.3  -   Consent  of  Whittington,  McLemore,  Land,  Davis  &  White
       24  -   Powers of Attorney(3)

----------
(1) Incorporated by reference from Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed with the Commission on November 22, 1995.

(2)      Incorporated  by  reference  from  Exhibit  3.1  to  the   Registrant's
         Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, filed with the Commission on May 14, 1997.

(3)      See page S-2 of this Registration Statement.